                                                                 Exhibit (e)(ii)


                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
             SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund                                                       Effective Date
----                                                       --------------
Schwab International Index Fund - Investor Shares          July 21, 1993

Schwab International Index Fund - Select Shares            April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares              October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly              September 25, 1995
known as Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly            September 25, 1995
known as Schwab Asset Director-Balanced Growth
Fund)

Schwab MarketTrack Conservative Portfolio                  September 25, 1995
(formerly known as Schwab Asset
Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                             February 28, 1996

Schwab S&P 500 Fund - Investor Shares                      February 28, 1996

Schwab S&P 500 Fund - Select Shares                        April 30, 1997

Schwab Core Equity Fund (formerly known as Schwab          May 21, 1996
Analytics Fund)

Schwab MarketManager International Portfolio               September 2, 1996
(formerly known as Schwab OneSource
Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly            October 13, 1996
known as Schwab OneSource Portfolios-Growth
Allocation)

Schwab MarketManager Balanced Portfolio (formerly          October 13, 1996
known as Schwab OneSource Portfolios-Balanced
Allocation)

Schwab MarketManager Small Cap Portfolio (formerly         August 3, 1997
known as Schwab OneSource Portfolios-Small Company)

Institutional Select S&P 500 Fund                          October 28, 1998

Institutional Select Large Cap-Value Index Fund            October 28, 1998

Institutional Select Small-Cap Value Index Fund            October 28, 1998

Schwab Total Stock Market Index Fund - Investor            April 15, 1999
Shares

Schwab Total Stock Market Index Fund - Select              April 15, 1999
Shares

Communications Focus Fund                                  May 15, 2000

Financial Services Focus Fund                              May 15, 2000

Health Care Focus Fund                                     May 15, 2000

Technology Focus Fund                                      May 15, 2000

Schwab Hedged Equity Fund                                  August 6, 2002

Schwab Small-Cap Equity Fund - Investor Shares             June 27, 2003

Schwab Small-Cap Equity Fund - Select Shares               June 27, 2003


                              SCHWAB CAPITAL TRUST

                              By:   /s/ Stephen B. Ward
                                    ------------------------
                                    Stephen B. Ward,
                                    Senior Vice President
                                    and Chief Investment Officer

                              CHARLES SCHWAB & CO., INC.

                              By:   /s/ Randall W. Merk
                                    ------------------------
                                    Randall W. Merk,
                                    Executive Vice President


Dated as of June 27, 2003